                                                                    Exhibit 99.1
                                                                    ------------

                              INTIMATE BRANDS, INC.
                               ACCOUNTING CHANGE
                                 IMPACT ON EPS

Our change in accounting for gift certificates, store credits and layaway sales results in the following impacts on EPS:

- A quarterly EPS re-calendarization, which shifts earnings from the fourth quarter to the first and second quarters.

- An EPS reduction of $.02 in 1997, $.02 in 1998 and $.03 in 1999

This change had minimal impact on annual and quarterly growth rates.

                                PRE RESTATEMENT                                    RESTATED
                      -------------------------------------          ----------------------------------
                       NET INCOME    DILUTED          EPS               NET INCOME   DILUTED       EPS
                      ($ MILLIONS)      EPS          % GRTH            ($ MILLIONS)    EPS       % GRTH
                      ------------      ----         ------            ------------    ----      ------
       1999
1Q                          $ 46.4      0.18           20%                 $ 52.7      0.21        17%
2Q                          $ 85.8      0.34           21%                 $ 88.9      0.35        25%
3Q                          $ 37.9      0.15            0%                 $ 38.4      0.15         0%
4Q                         $ 296.0      1.17           26%                $ 278.9      1.10        25%

YEAR                       $ 466.1      1.84           22%                $ 458.9      1.81        21%

       1998
1Q                          $ 41.0      0.15           25%                 $ 46.8      0.18        29%
2Q                          $ 73.6      0.28           22%                 $ 75.9      0.28        17%
3Q                          $ 39.7      0.15           15%                 $ 39.5      0.15        15%
4Q                         $ 245.9      0.93           24%                $ 232.0      0.88        24%

YEAR                       $ 400.2      1.51           22%                $ 394.2      1.49        22%*

       1997
1Q                          $ 32.9      0.12                               $ 37.3      0.14
2Q                          $ 61.0      0.23                               $ 62.8      0.24
3Q                          $ 35.4      0.13                               $ 34.4      0.13
4Q                         $ 200.2      0.75  *                           $ 189.9      0.71 *

YEAR                       $ 329.5      1.24  *                           $ 324.4      1.22 *

* Excludes a special and nonrecurring charge of $67.6 million in 1997 for the closing of Cacique.

    2/15/00